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Exhibit 10.3

     [FEDEX EXPRESS LETTERHEAD]

VIA FEDEX ENVELOPE

September 26, 2001

Mr. Dwight Young
Manager
National Mail Transportation Purchasing
United States Postal Service
475 L'Enfant Plaza S.W.
Room 4900
Washington, D.C. 20260-6210

Dear Dwight:

In our meetings earlier this week, the parties agreed to make certain changes to the volume commitments for the November Schedule Block and a ten day period in December. Originally, the United States Postal Service ("USPS") committed to tender and Federal Express Corporation ("FedEx") agreed to transport volumes of [*] for the Day-turn Operations and [*] for the Night-turn Operations during the November Schedule Block. However, the USPS and FedEx have mutually agreed to revise the volumes so that USPS will now provide [*] for the Day-turn Operations and [*] for the Night-turn Operations.

In order to accommodate the expected increase in volume which occurs each holiday season, USPS has requested that FedEx allow for an increase in its volume commitment for the Night-turn Operations occurring during the period commencing December 10 and ending December 23, 2001 ("Peak Period"). FedEx and USPS have agreed that the Committed Volume will increase by [*] for each day of the Peak Period.

If the matters reflected above accurately reflect our discussions, please acknowledge this by signing where indicated below and kindly return a fully executed original to me.

Sincerely, FEDERAL EXPRESS CORPORATION
/s/ PAUL J. HERRON
Paul J. Herron Vice President Postal Transportation Management
Acknowledged and agreed to this 12th day of December, 2001.
	By:	/s/ J. DWIGHT YOUNG
	Title:	Manager, National Mail Transportation Purchasing

cc: Paul Vogel

*
BLANK SPACES CONTAINED CONFIDENTIAL INFORMATION WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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  Exhibit 10.3